Exhibit 10.1

GUITAR CENTER, INC.

STOCK OPTION AGREEMENT

1.             Plan Incorporated by Reference.  This option is issued pursuant to The 2004 Guitar Center, Inc. Incentive Stock Award Plan (the “Plan”), the terms of which are hereby incorporated by reference and thereby constitute part of this Agreement.  Capitalized terms not otherwise defined herein shall have the meanings given to them in the attached Notice of Grant of Stock Options and in the Plan.  In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.  You acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and provisions of the Plan.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions related to this Agreement or arising under the Plan.

2.             Option Shares and Exercise Price.  The Company hereby grants to you an option to purchase the Common Stock (the “Shares”) set forth in the Notice of Grant of Stock Options, at the exercise price per Share set forth in the Notice of Grant of Stock Options.  To the extent provided in the Notice of Grant of Stock Options, this option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3.             Exercisability Schedule.  Provided you have remained in continuous service as an Employee, Director or Consultant as of each applicable vesting date, as required by the Plan, this option shall become vested and exercisable in accordance with the Vesting Schedule set forth in the Notice of Grant of Stock Options.  You acknowledge and agree that the vesting of shares pursuant to this option is earned only by continuing service as an Employee, Director or Consultant at the will of the Company (not through the act of being hired, being granted this option or acquiring shares hereunder).

4.             Payment of Exercise Price.  Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you plus payment of any applicable withholding tax.  You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

(a)           Payment of the exercise price per share in cash (including check) at the time of exercise;

(b)           With the consent of the Administrator of the Plan, payment, in whole or in part, through the delivery of shares of Common Stock owned by you for at least six (6) months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof;

(c)           With the consent of the Administrator of the Plan, payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the option having a Fair Market Value on the date of option exercise equal to the aggregate exercise price of the option or exercised portion;

(d)           With the consent of the Administrator of the Plan, payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration;

(e)           With the consent of the Administrator of the Plan, payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than a market rate of interest which then precludes the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator of the Plan;

(f)            With the consent of the Administrator of the Plan, payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or

(g)           With the consent of the Administrator of the Plan, payment by a combination of the methods of payment permitted by subparagraphs 4(a) through 4(f) above.

5.             No Fractional Shares.  This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

6.             Option Term.  The term of this option commences on the date of grant of the option set forth in the Notice of Grant of Stock Option and, unless sooner terminated as set forth below or in the Plan, terminates on the expiration date of the option set forth in the Notice of Grant of Stock Option.  This option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)           The expiration date of the option set forth in the Notice of Grant of Stock Option (which date shall be no more than ten (10) years from the date of grant of the option);

(b)           The expiration of three (3) months from the date of the later of Optionee’s Termination of Employment, Termination of Directorship or Termination of Consultancy for any reason other than as a result of the Optionee’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) (“Disability”);

(c)           The expiration of one (1) year from the date of the later of Optionee’s Termination of Employment, Termination of Directorship or Termination of Consultancy by reason of Optionee’s Disability; or

(d)           The expiration of one (1) year from the date of the Optionee’s death.

However, this option may be exercised following Optionee’s termination only as to that number of shares as to which it was vested and exercisable on the date of such termination.

7.             Method of Exercise.  This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.  By exercising this option you agree that the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company.

8.             Option Not Transferable.  This option is not transferable, except by will or by the laws of descent and distribution or, with respect to Non-Qualified Stock Options only, pursuant to a DRO, and is exercisable during your life only by you unless, with respect to Non-Qualified Stock Options only, the option has been transferred pursuant to a DRO.  By delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

9.             No Right to Employment/Continued Consultancy.  You acknowledge and agree that nothing in this Agreement nor in the Plan shall confer upon you any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with your right or the Company’s right to terminate your employment or consultancy at any time, with or without notice and with or without cause.  You acknowledge that you are an “employee at will.”

10.          Notices.  Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified on the Notice of Grant of Stock Options or at such other address as you hereafter designate by express written notice to the Company.

11.          ISO Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionholder during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

12.          Forfeiture Provisions.  Any shares of Common Stock received by you upon any exercise of this option, and any proceeds, gains or other economic benefit actually or constructively received by you upon the resale of any Common Stock underlying this option, must be paid to the Company, and this option shall terminate and any unexercised portion of this option (whether or not vested) shall be forfeited, if (i) at any time prior to six (6) months after any exercise of this option, you provide services for any organization or engage directly or indirectly in any business in competition with the Company or any Subsidiary, or engage in any conduct which is inimical, contrary or harmful to the interests of the Company or any such Subsidiary, or (ii) you, during the term of this option, incur a Termination of Employment or Termination of Consultancy for Cause.  For purposes hereof, the term “Cause” means (1) “Cause” as defined in an individual employment agreement between you and the Company or any Subsidiary, if any, (2) in the judgment of the Chief Executive Officer of the Company or the Board, you are negligent in the course of providing services to the Company or any Subsidiary, or commit any act of personal dishonesty, fraud or breach of fiduciary duty or trust, (3) conduct of a criminal nature that has or that may have an adverse effect on the Company or any Subsidiary’s reputation or standing in the community, or on its continuing relationships with customers or those who purchase or use its products or services, (4) any act or acts by you of personal conduct that are in violation of a policy or policies as set forth in the Employee Handbook of the Company or any Subsidiary in effect at the time of the act or acts, (5) any act or acts by you in violation of specific directions of the your supervisor or continued or repeated failure by you to perform duties assigned by such supervisor, or (6) any material misrepresentation or omission regarding employment history, education or experience made by you in connection with your negotiations to become an employee of the Company or any Subsidiary.

13.          Amendments and Waivers.  Except as otherwise set forth in the Plan, the provisions of this Agreement and the attached Notice of Grant of Stock Options may be amended and waived only with the written consent of the Company and you.  No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

14.          Governing Law.  The Plan, this Agreement and the attached Notice of Grant of Stock Options shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.